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Exhibit 99.17

CONSENT OF GEORGE G. C. PARKER

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the "Registration Statement") of Colony NorthStar, Inc. ("Colony NorthStar"), and any amendments thereto, and any related proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (including any amendments or supplements thereto), as a person who is about to become a director of Colony NorthStar upon completion of the Mergers (as defined in the Registration Statement) and to the filing of this consent as an exhibit to the Registration Statement.

By:	/s/ George G. C. Parker
Name:	George G. C. Parker
Date:	October 31, 2016

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  Exhibit 99.17
CONSENT OF GEORGE G. C. PARKER